FOR IMMEDIATE RELEASE

Alpha’s Chairman Stetson Announces Planned Departure

Lead Independent Director Gorzynski to Assume Chairman Role

BRISTOL, Tenn., Dec. 6, 2024 – Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today announced the retirement of chairman David Stetson from its board of directors, effective December 13, 2024. Stetson’s departure, which is not a result of any disagreement with the company, comes after his significant and successful tenure with Alpha during which the company paid off its long-term debt and posted record revenue generation.

Concurrent with Stetson’s departure, lead independent director Michael Gorzynski will assume the role of chairman of the board. Earlier today, Alpha’s board approved Gorzynski’s appointment as chairman, as well as a decrease in the board’s size from seven to six members, effective December 13, 2024.

“It is hard to articulate the immense contributions David has made to this company and the lasting legacy he leaves at Alpha,” said Michael Gorzynski, Alpha’s lead independent director. “His visionary leadership set the company on a transformative path to improved financial strength and the potential for continued long-term, industry-leading success. We will miss David as a member of our board, and we cannot thank him enough for all he has done for the company and its people. I am honored to take over the board chairmanship from David and continue working with Andy and our exceptional management team in this new capacity.”

“There is no greater honor than to be part of an executive team whose accomplishments have positively impacted all of its stakeholders,” said David Stetson. “Over my tenure at Alpha, the company has provided stable, safe and rewarding employment, contributed resources and improved lives in the communities in which it operates, has been a steward of the environment, served as a reliable and high-quality source of products for its customers, and delivered great returns to its shareholders. As I have repeatedly noted in my public comments, the Alpha leadership team is the best in class, and I am confident that the accomplishments to date will pale in comparison to where they lead Alpha in the future.”

Andy Eidson, Alpha’s chief executive officer, commented: “On behalf of the executive team and all Alpha employees, I want to thank David for his more than eight years of service to this organization. There is not adequate room to list David’s many accomplishments, but he provided bold and effective leadership not only for our company, but also for the broader coal industry. He was instrumental in establishing the Metallurgical Coal Producers Association, an organization devoted to advocacy around metallurgical coal and its benefits, which has grown significantly since its inception. And at Alpha, David shared insight and advice, both while he served as our chief executive and as a guiding voice on the board. He provided invaluable mentorship to me as I took the reins as CEO a couple years ago, and I consider him a trusted friend. While we will miss him greatly, we are grateful for his loyal service to Alpha over these many years. Looking forward, I have the highest level of confidence in the leadership of Mike Gorzynski, and I welcome the opportunity to work with him as he takes over as board chairman.”

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

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